Exhibit 99.1

DATALINK REPORTS 2010 THIRD QUARTER AND NINE MONTH OPERATING RESULTS

Record Third Quarter Revenue Up 62 Percent Year-Over-Year

CHANHASSEN, Minn., October 19, 2010 -- Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its third quarter and nine months that ended September 30, 2010.  Revenues for the quarter ended September 30, 2010, increased 62% to $69.2 million compared to $42.7 million for the prior-year period.  Sequentially, revenues were down 2% from $70.9 million in the second quarter of 2010.  This seasonal trend is principally due to the difficulty of completing installations during the summer months when customers’ IT organizations are at lower staffing levels.  Revenues for the nine month period ended September 30, 2010, increased 60% to $202.6 million compared to $126.3 million for the nine months ended September 30, 2009.   Backlog at the end of the quarter grew 19% to $52.7 million up from $44.4 million at the end of the second quarter.

GAAP Results

On a GAAP basis, the company reported net earnings of $771,000 or $0.06 per basic and diluted share for the third quarter ended September 30, 2010.  This compares to a net loss of $84,000 or $0.01 per basic and diluted share in the third quarter of 2009 and earnings of $5,000 or $0.00 per basic and diluted share in the second quarter of 2010.  For the nine months ended September 30, 2010, the company reported a net loss of $115,000 or $0.01 per basic and diluted share, compared to a net loss of $397,000, or $0.03 per basic and diluted share, in the first nine months of 2009.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2010 were $1.4 million, or $0.11 per basic and diluted share, compared to non-GAAP net earnings of $116,000, or $0.01 per basic and diluted share, in the third quarter of 2009.  Sequentially, non-GAAP earnings grew 84% from $748,000 in the second quarter.  For the nine months ended September 30, 2010, the company reported non-GAAP net earnings of $2.2 million, or $0.17 per basic and diluted share, compared to net earnings of $500,000, or $0.04 per basic and diluted share, in the first nine months of 2009.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

The company’s results for the third quarter and the first nine months of 2010 include three and nine months of Incentra, LLC results of operations, respectively, following the acquisition which closed on December 17, 2009.

Paul Lidsky, Datalink’s president and CEO, commented, “The third quarter was a record quarter for Datalink.  The $69.2 million of revenues represents our highest third quarter revenues ever and our non-GAAP operating income of $2.5 million is our highest third quarter operating income since 2000.  In addition, we go into the fourth quarter with a record backlog of approximately $53 million.  The 19% increase in our backlog indicates stronger sales resulting from the increased wallet and market share driven by the successful execution of our data center strategy, coupled with a steadily increasing trend in technology spending.   Other significant accomplishments for the quarter include:

•                  During the quarter, we closed the largest order in Datalink history, an $8 million virtualization and consolidation project to deliver enhanced disaster recovery capabilities with a leading global consulting and software company.  This project included not only hardware and software, but Datalink professional services and customer support services as well.  We expect this order to install and be recognized as revenue in the fourth quarter of this year.

•                  We also closed our largest Cisco deal in Q3 for $1.4 million which is representative of our investments in our networking practice and the ability of our account executives to sell networking to existing storage customers as part of our data center strategy.

•                  Service revenues for the quarter were a record $30.1 million which represents a 12% increase over second quarter and a 48% increase over the same period in 2009.  This reflects our continued emphasis on leveraging Datalink’s professional services and support services, both of which support our customer intimacy go-to-market model.

•                  We exited the quarter with a healthy and strengthening balance sheet.  Our working capital increased $2.3 million to $18.1 million from second quarter.

Our collective accomplishments during the nine months of 2010 are evidence that Datalink is successfully executing on our data center strategy while at the same time seeing the leverage in our financial model,” said Lidsky.

Outlook

The company ended the third quarter of 2010 with a backlog of $52.7 million, which is up over $8 million from backlog at the end of the second quarter of 2010.  Based on this backlog, we expect revenues to be between $75 million and $80 million for the fourth quarter of 2010.  The company expects fourth quarter 2010 net earnings to be between $0.09 and $0.13 per diluted share on a GAAP basis, and net earnings of between $0.12 and $0.16 per diluted share on a non-GAAP basis. This compares to revenues of $51.8 million with a GAAP net loss of $0.01 per diluted share and non-GAAP earnings of $0.10 per diluted share in the fourth quarter of 2009.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.03 per diluted share for the fourth quarter of 2010.

Conference Call and Webcast Today

Datalink will hold a conference call at 4:00 p.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (11620262). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2010 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  We cannot assure that our 2009 acquisition of Cross Telecom assets will increase our revenues or profits.  We also cannot assure that in conjunction with our December 2009 acquisition of certain assets and assumption of certain liabilities of Incentra,

LLC’s reseller business we will generate anticipated revenues or profits from the acquired business.  We further cannot assure that we can grow or maintain our revenue and backlog from current record levels.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company Contacts:
Media & Alliances:		Investors & Analysts:
Suzanne Gallagher		Greg Barnum
SVP of Marketing		Vice President and CFO
Phone: 720-566-5110		Phone: 952-944-3462
Email: sgallagher@datalink.com		Email: gbarnum@datalink.com

Investor Relations:
Kim Payne
Investor Relations Coordinator
Phone:	952-279-4794
Fax:	952-944-7869
Email: einvestor@datalink.com
website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales:
Products	$39,166	$22,412	$121,332	$64,579
Services	30,054	20,299	81,307	61,697
Total net sales	69,220	42,711	202,639	126,276

Cost of sales:
Cost of products	30,014	17,086	93,995	48,548
Cost of services	22,264	14,666	60,056	44,556
Amortization of intangibles	277	—	831	—
Total cost of sales	52,555	31,752	154,882	93,104
Gross profit	16,665	10,959	47,757	33,172
Operating expenses:
Sales and marketing	8,270	5,041	24,035	15,817
General and administrative	3,361	3,297	10,686	9,062
Engineering	3,730	2,829	11,986	8,619
Other income	(503)	—	(503)	—
Integration and transaction costs	—	—	581	—
Amortization of intangibles	382	178	1,147	533
	15,240	11,345	47,932	34,031
Earnings (loss) from operations	1,425	(386)	(175)	(859)
Interest income, net	3	20	11	81
Earnings (loss) before income taxes	1,428	(366)	(164)	(778)
Income tax (benefit) expense	657	(282)	(49)	(381)
Net earnings (loss)	$771	$(84)	$(115)	$(397)

Net earnings (loss) per common share:
Basic	$0.06	$(0.01)	$(0.01)	$(0.03)
Diluted	$0.06	$(0.01)	$(0.01)	$(0.03)
Weighted average common shares outstanding:
Basic	12,821	12,564	12,783	12,520
Diluted	12,909	12,564	12,783	12,520

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$17,153	$12,901
Short term investments	—	2,730
Accounts receivable, net	37,413	45,612
Inventories	2,518	1,669
Current deferred customer support contract costs	44,380	38,050
Inventories shipped but not installed	16,507	8,973
Income tax receivable	617	1,073
Other current assets	411	288
Total current assets	118,999	111,296
Property and equipment, net	2,154	1,808
Goodwill	23,669	23,701
Finite life intangibles, net	5,832	7,810
Deferred customer support contract costs non-current	17,467	11,186
Other assets	361	394
Total assets	$168,482	$156,195
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$27,290	$33,062
Note payable due to seller of acquired business	—	3,000
Accrued commissions	3,100	2,860
Accrued sales and use tax	534	1,228
Accrued expenses, other	3,617	3,092
Current deferred tax liability	814	814
Sublease reserve current	272	288
Customer deposits	9,317	3,994
Current deferred revenue from customer support contracts	55,892	48,765
Other current liabilities	14	14
Total current liabilities	100,850	97,117
Deferred income tax liability	1,357	1,357
Deferred revenue from customer support contracts non-current	21,648	13,850
Sublease reserve non-current	147	348
Other current liabilities non-current	156	108
Total liabilities	124,158	112,780

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 13,337,137 and 13,260,788 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	13	13
Additional paid-in capital	42,619	41,595
Retained earnings	1,692	1,807
Total stockholders’ equity	44,324	43,415
Total liabilities and stockholders’ equity	$168,482	$156,195

DATALINK CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net earnings (loss) on a GAAP basis	$771	$(84)	$(115)	$(397)
Adjustments:
Amortization of intangible assets	$277	—	$831	—
Purchase accounting adjustment to Incentra and MCSI deferred revenue, net	127	10	783	37
Total gross margin adjustments	404	10	1,614	37

Stock based compensation expense included in sales and marketing	135	76	314	223
Stock based compensation expense included in general and administrative	125	431	359	675
Stock based compensation expense included in engineering	76	176	229	291
Integration and transaction costs	—	—	581	—
Amortization of intangible assets	382	178	1,147	533
Total operating expense adjustments	718	861	2,630	1,722

Income tax expense	516	671	1,897	862

Non-GAAP net earnings	$1,377	$116	$2,232	$500

Non-GAAP net earnings per share - Basic	$0.11	$0.01	$0.17	$0.04
Non-GAAP net earnings per share - Diluted	$0.11	$0.01	$0.17	$0.04

Shares used in non-GAAP per share calculation - Basic	12,821	12,564	12,783	12,520
Shares used in non-GAAP per share calculation - Diluted	12,909	12,668	12,890	12,570

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:
Net loss	$(115)	$(397)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for bad debts	14	14
Depreciation	681	628
Amortization of intangibles	1,978	533
Amortization of discount on short term investments	—	(2)
Income tax receivable	456	(2,792)
Amortization of sublease reserve	(217)	(233)
Deferred income taxes	—	2,345
Stock based compensation expense	902	1,189
Changes in operating assets and liabilities
Accounts receivable	8,185	10,943
Inventories	(8,383)	3,544
Deferred costs/revenues/customer deposits, net	7,637	(4,054)
Accounts payable	(5,772)	(13,455)
Accrued expenses	71	(1,475)
Other	(11)	(5)
Net cash provide by (used in) operating activities	5,426	(3,217)

Cash flows from investing activities:
Proceeds from short term investments	2,730	(1,257)
Purchases of property and equipment	(1,027)	(156)
Net cash provided by (used in) investing activities	1,703	(1,413)

Cash flows from financing activities:
Payment of note payable due to seller of acquired business	(3,000)	—
Excess tax from stock compensation	(28)	(163)
Proceeds from issuance of common stock from option exercise	251	91
Tax withholding payments reimbursed by restricted stock	(100)	(129)
Net cash used in financing activities	(2,877)	(201)

Increase (decrease) in cash and cash equivalents	4,252	(4,831)
Cash and cash equivalents, beginning of period	12,901	26,257
Cash and cash equivalents, end of period	$17,153	$21,426

Supplemental cash flow information:
Cash paid for income taxes	$62	$277
Cash received for income tax refunds	$538	$47